SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                             -----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      Date of report (Date of earliest event reported): September 25, 2009

                           U.S. HELICOPTER CORPORATION
               (Exact Name of Registrant as Specified in Charter)

            Delaware                 001-32580                   27-0096927
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(State or Other Jurisdiction of     (Commission                (IRS Employer
 Incorporation or Organization)     File Number)             Identification No.)

6 East River Piers, Suite 216, Downtown Manhattan Heliport,
New York, NY                                                        10004
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(Address of Principal Executive Offices)                          (Zip Code)

Registrant's telephone number, including area code: (212) 248-2002
                                                    --------------

                                 Not Applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of us under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))
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                            SECTION 8 - OTHER EVENTS

ITEM 8.01 OTHER EVENTS

U.S. Helicopter Corporation (the "Company") has put substantially all of its operations and business activities on hold as of September 25, 2009 due to the Company's inability to obtain the financing necessary to continue to operate its business. The Company has engaged in, and will continue to engage in, extensive financing discussions with a number of existing and potential investors for working capital, which would enable the Company to resume operations. The Company has recently engaged in financing discussions for a long-term financing solution of approximately $10 million but to date financing terms, which would require significant restructuring of the Company's outstanding obligations as a prerequisite to financing, have not been agreed upon. The Company is in the process of engaging a firm to assist in fundraising and providing strategic advice going forward. No assurances can be given that there will be further discussions for such transactions, or even if so, that financing terms could be agreed upon, that any restructuring requirements agreed upon could be achieved or that any financing would ultimately be consummated.

The Company has determined that it is unable to continue to operate or to file any further periodic reports under the 1934 Act with the Securities and Exchange Commission (the "SEC") due to the Company's lack of resources at this time. The Company's management will continue to be available to the Company and, along with the Company's Board of Directors, will assess any possible future financing options.

The Company is non-compliant with NASD Rule 6530 (the "Eligibility Rule") for failure to file with the SEC an Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009. The OTC Bulletin Board ceased quoting the Company's common stock as of May 18, 2009. The Company's common stock may continue to be quoted through various market makers on the Pink Sheets Electronic Quotation Service published by the National Quotation Bureau under the symbol "USHP.PK". The Pink Sheets is a centralized quotation service that collects and publishes market maker quotations of securities.

The Company has been advised by the transfer agent for the Company's common stock that the transfer agent is no longer acting as transfer agent for the Company's common stock and will no longer process requests to transfer the Company's common stock due to the Company's failure to pay outstanding balances owed to the transfer agent. The Company has been further advised that the transfer agent has notified Depository Trust Company and the financial community to this effect.

As reported in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, as of September 30, 2008 the Company had $19,597,060 in total current liabilities, which included $6,311,012 in notes payable, $6,081,002 in accounts payable and accrued expenses, $2,205,001 in derivative liability, $238,481 in air traffic liability, $175,704 in accrued salaries and taxes payable and $9,081 in deferred salary and taxes payable. The Company does not have the resources necessary to prepare updated financial statements.

The Company intends to resume operations pending the completion of a successful financing. There can be no assurances, however, that the Company will be able to complete such financing on terms acceptable to existing investors or at all.
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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 2, 2009

                              U.S. HELICOPTER CORPORATION
                              (Registrant)

                              By: /s/ George J. Mehm, Jr.
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                                  George J. Mehm, Jr.
                                  Chief Financial Officer and Sr. Vice President